Exhibit 10.51

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of October 21, 2014 (this "Agreement”), by and among Metalico, Inc., a Delaware corporation with offices located at 186 North Ave. East, Cranford, New Jersey 07016 (the “Company”) and the Subscribers identified on the Schedule of Subscribers attached hereto (each, a “Subscriber” and, together, the "Subscribers”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and each Subscriber is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Company is a borrower under that certain Financing Agreement (as amended prior to the date hereof, the “Existing Financing Agreement”) dated as of November 21, 2013 by and among the Company, each subsidiary of the company listed as a “Borrower” on the signature pages thereto (together with the Company and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder), each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder), the lenders from time to time party thereto, TPG Specialty Lending, Inc., a Delaware corporation (“TSL”), as agent for the Lenders and Lead Arranger, and PNC Bank, National Association as service agent for the Lenders.

C. To induce the Subscribers (or Affiliates thereof) to enter into the Second Amendment to the Financing Agreement dated as of the date hereof in the form attached hereto as Exhibit A, which amendment amends the terms of the Existing Financing Agreement (the Existing Financing Agreement, as so amended and otherwise amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”, and together with any other loan and/or security documents referenced therein, the “Financing Documents”), the Company has agreed to pay to the Lenders thereunder an Additional Fee (as defined therein) in cash, which may be payable in shares of Common Stock and which shall be represented by the Warrants.

D. In furtherance of the foregoing, the Company wishes to issue, upon the terms and conditions stated in this Agreement, a warrant to acquire up to that aggregate number of shares of Common Stock set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers, in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”), subject to adjustment for any stock split, stock dividend, stock split, stock combination, reclassification or similar transaction.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The Warrants and the Warrant Shares are collectively referred to herein as the "Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Subscriber, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

"Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act. Without limiting the foregoing with respect to a Subscriber, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Subscriber will be deemed to be an Affiliate of such Subscriber.

"Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or converted.

"Eligible Market” means any of The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the OTC Market or the Trading Market.

"Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Trading Market).

"Knowledge” shall mean the actual knowledge of the Company’s and/or its Subsidiaries’, as applicable, executive officers.

"Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

"Market Value” means the Weighted Average Price (as defined in the Warrants) of the Common Stock on the Trading Day immediately preceding the applicable date of determination.

"Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened in writing.

"Registration Statement” has the meaning as set forth in the Registration Rights Agreement.

"Required Holders” means the holders of Warrants representing at least a majority of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding.

"SEC Reports” shall mean all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials).

"Subsidiary” has the meaning as set forth in the Financing Agreement.

"Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

"Trading Market” means the NYSE MKT LLC.

"Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each Subscriber agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Subscriber, at the Closing, such Warrants to acquire up to that aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers.

2.2 Closing. The issuance of the Warrants pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, at 10:00 a.m. (New York City time) on the date hereof, or at such other time and place as the Company and the Subscribers mutually agree upon in writing (the “Closing Date”).

2.3 Issue Price. The parties hereto (i) acknowledge and agree that, for U.S. federal income tax purposes, (A) the Term Loans (as that term is defined in the Financing Agreement) and the Warrants constitute an “investment unit” and (B) the issue price of the Term Loans and the Warrant will be as determined by TSL and disclosed in writing to the Company within 90 days of the Closing Date; and (ii) unless otherwise required by applicable law, shall not take any position contrary to the preceding clause (i) for U.S. federal income tax and all other purposes.

2.4 Form of Payment. On the Closing Date, the Company shall deliver to each Subscriber a Warrant pursuant to which such Subscriber shall have the right to acquire up to such aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) of the Schedule of Subscribers, duly executed on behalf of the Company and registered in the name of such Subscriber or its designee.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Subscribers, except as set forth in the Schedules delivered herewith:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(c)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the Warrant Shares and the reservation for issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Trading Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to, (A) (i) adversely affect the legality, validity or enforceability of any Transaction Document or (ii) have or result in a material adverse effect on the operations, properties, results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (any of (i) or (ii), a “Material Adverse Effect”) or (B) adversely impair the Company’s authority or ability to perform fully on a timely basis its obligations under any Transaction Document, except for the requirement to obtain Stockholder Approval (as defined below) pursuant to the rules and regulations of the Trading Market.

(c) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable Blue Sky filings, the filing of any requisite notices and/or applications(s) to the Trading Market for the issuance and sale of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants and the listing of the Warrant Shares for trading thereon and the requirement to obtain Stockholder Approval pursuant to the rules and regulations of the Trading Market (collectively, the “Required Approvals”). Except with respect to the receipt of Stockholder Approval, all Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Subsidiary are aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except for the requirement to obtain Stockholder Approval pursuant to the rules and regulations of the Trading Market, the Company is not in violation of the requirements of the Trading Market and has no Knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(d) Issuance of the Securities. The issuance of the Warrants is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 110% of the maximum number of Warrant Shares issuable upon exercise of the Warrants based on the then applicable exercise price under the Warrant (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon exercise in accordance with the Warrants, the Warrant Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (as set forth in the applicable charter documents). Subject to the accuracy of the representations and warranties of the Subscribers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the issued and outstanding capital stock, options and other securities and have not been required to be reported by the Company under the Exchange Act. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Subscribers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Subscriber pursuant to written agreements executed by such Subscriber which fees or commissions shall be the sole responsibility of such Subscriber) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Subscribers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(g) Private Placement; No Integrated Offering; No General Solicitation. Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscribers under the Transaction Documents. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 3.2, neither the Company, the Subsidiaries, any of their respective affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise. Neither the Company, the Subsidiaries nor their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or the laws of its jurisdiction of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Subsidiary.

(i) Loan Documents. The Company hereby acknowledges and agrees that each of the Transaction Documents constitute a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Company under or in connection with any Transaction Document shall have been untrue, false or misleading in any material respect when made, or (ii) the Company shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document.

(j) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(k) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

3.2 Representations and Warranties of the Subscribers. Each Subscriber hereby, as to itself only and for no other Subscriber, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Subscriber of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Subscriber is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Subscriber. Each of the Transaction Documents to which such Subscriber is a party has been duly executed by such Subscriber and, when delivered by such Subscriber in accordance with terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Subscriber and the consummation by such Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (i) or (ii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c) Investment Intent. Such Subscriber is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time. Such Subscriber understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d) Subscriber Status. At the time such Subscriber was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants (other than pursuant to a cashless exercise), it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) Experience of such Subscriber. Such Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Subscriber’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data. Such Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Such Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscribers to rely thereon. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. Such Subscriber understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Subscriber, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Subscriber provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Reliance on Exemptions. Such Subscriber understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

(j) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Legends. Such Subscriber understands that the certificates or other instruments representing the Warrants and, until such time as the resale of the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Register; Pledge.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for each series of the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Subscriber or its legal representatives.

(b) The Company acknowledges and agrees that a Subscriber may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Subscribers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3 Reservation and Listing of Securities. So long as any Subscriber owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than 110% of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding based on the then applicable exercise price under the Warrant (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3.1(d), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. The Company shall, as applicable (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use reasonable best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Subscribers evidence of such listing, and (iv) use reasonable best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.4 Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscribers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Subscribers.

4.5 Indemnification. In consideration of each Subscriber’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Subscriber or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.5 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

4.6 Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Subscriber is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Subscribers.

4.7 Public Information. At any time during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if a registration statement is not available for the resale of all of the Securities and the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1) including, without limitation, the failure to satisfy the current public information requirements contained in Rule 144(c) or (ii) if the Company has ever been an issuer in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one-quarter percent (1.25%) of the aggregate Market Value of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4.7 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

4.8 [Intentionally Omitted]

4.9 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than seventy-five (75) days after such date, or such later date as agreed by the Company and the Required Holders (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Subscribers after review by Schulte Roth & Zabel LLP, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the issuance of all of the Warrant Shares and the other shares of Common Stock issuable to the holders of the Company’s outstanding convertible notes (without regard to any limitation or restriction set forth therein) as described in the Transaction Documents in accordance with applicable law, the provisions of the Company’s certificate of incorporation and bylaws and the rules and regulations of the Principal Market without giving effect to the Exchange Cap provisions set forth in the Warrants (such affirmative approvals being referred to herein, collectively, as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held three times (including its Annual Meeting) during each 12 month period thereafter, provided that each such Stockholders Meeting shall be at least ninety (90) days after the immediately preceding Stockholders Meeting, until the Stockholder Approval is obtained.

4.10 [Intentionally Omitted].

4.11 Additional Issuances of Securities. From the date hereof until November 21, 2018, the Company shall not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.11. As used herein, “Common Stock Equivalents” means, collectively, Options and Convertible Securities (each, as defined in the Warrants).

(1) The Company shall deliver to each Subscriber an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange (a) with each such Subscriber up to that percentage of the Offered Securities necessary for such Subscriber to maintain such Subscriber’s percentage ownership of the Common Stock on the effective date of the Offer Notice calculated on a fully diluted basis (the “Basic Amount”), and (b) with respect to each Subscriber that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Subscribers as such Subscriber shall indicate it will purchase or acquire should the other Subscribers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Subscribers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Subscriber must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Subscriber’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Subscriber’s Basic Amount that such Subscriber elects to purchase and, if such Subscriber shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Subscriber elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Subscribers are less than the total of all of the Basic Amounts, then each Subscriber who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Subscriber who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Subscriber bears to the total Basic Amounts of all Subscribers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Subscribers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Subscriber’s receipt of such new Offer Notice.

(3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Subscribers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Securities and Exchange Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.11(3) above), then each Subscriber may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Subscriber elected to purchase pursuant to Section 4.11(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Subscribers pursuant to Section 4.11(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Subscriber so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Subscribers in accordance with Section 4.11(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Subscribers shall acquire from the Company, and the Company shall issue to the Subscribers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.11(3) above if the Subscribers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Subscribers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Subscribers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Subscribers and their respective counsel.

(6) Any Offered Securities not acquired by the Subscribers or other persons in accordance with Section 4.11(3) above may not be issued, sold or exchanged until they are again offered to the Subscribers under the procedures specified in this Agreement.

(7) The Company and the Subscribers agree that if any Subscriber elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Subscriber shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Subscriber prior to such Subsequent Placement, and (y) the Buyer shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(8) Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Subscribers, the Company shall either confirm in writing to the Subscribers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Subscribers will not be in possession of material non-public information, by the thirtieth (30th) Business Day following delivery of the Offer Notice. If by the thirtieth (30th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Subscribers, such transaction shall be deemed to have been abandoned and the Subscribers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Subscriber with another Offer Notice and each Subscriber will again have the right of participation set forth in this Section 4.11. The Company shall not be permitted to deliver more than one such Offer Notice to the Subscribers in any 60 day period.

(9) The restrictions contained in this Section 4.11 shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants)

ARTICLE V.
CLOSING DELIVERABLES

5.1 Closing Deliverables of the Company. At the Closing, the Company shall deliver to the Investors the following:

(a) Transaction Documents. The Company shall have duly executed and delivered to such Subscriber (A) each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Subscriber and (B) such Warrants (for such aggregate number of shares of Common Stock as is set forth across from such Subscriber’s name in column (3) of the Schedule of Subscribers).

(b) Legal Opinion. Such Subscriber shall have received the opinion of Lowenstein Sandler LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses. The Company shall reimburse TSL or its designee(s) (in addition to any other expense amounts paid to any Subscriber prior to the date of this Agreement) for all reasonable actual costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith and documentation and implementation of the transactions contemplated by the Transaction Documents) on or prior to the Closing, which amount shall be paid by the Company at the Closing. The Company shall pay, and hold each Subscriber harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Subscribers.

6.2 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscribers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 6.2 shall be binding on all Subscribers and holders of Securities. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. The Company has not, directly or indirectly, made any agreements with any Subscribers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Financing Agreement, no Subscriber has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents or holders of the Warrants, as the case may be.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:
Metalico, Inc.
186 North Avenue East
Cranford, NJ 07016
Telephone: (908) 497-9610
Facsimile: (908) 497-1097
Attention: Arnold S. Graber
Executive Vice President and General Counsel
Email: asgraber@metalico.com

With a copy to:	Lowenstein Sandler LLP 65 Livingston Avenue Roseland, New Jersey 07068 Telephone: (973) 597-2476 Facsimile: (973) 597-2477 Email: sskolnick@lowenstein.com
If to the Transfer Agent	Corporate Stock Transfer, Inc. 3200 Cherry Creek Dr. South, Suite 430 Denver, CO 80209 Telephone: (303) 282-4800 Facsimile: (303) 777-3094 Attention: Daniel Bell Email: dbell@corporatestock.com
If to a Subscriber:	To its address and facsimile number set forth on the Schedule of Subscribers, with copies to such Subscriber’s representatives as set forth on the Schedule of Subscribers.

With a copy (for information purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Frederic Ragucci, Esq. & Robert
Goldstein, Esq.
Email: frederic.ragucci@srz.com
robert.goldstein@srz.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 6.3.

6.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscribers. Any Subscriber may assign its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Subscribers.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.5 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.7 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement). Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Securities, as applicable.

6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.10 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement.

6.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Subscribers and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Subscribers. The Company therefore agrees that the Subscribers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.13 Payment Set Aside. To the extent that the Company makes a payment or payments to any Subscriber hereunder or pursuant to any of the other Transaction Documents or any Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
METALICO, INC. By /s/ Carlos E. Aguero

Name: Carlos E. Aguero Title: President

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

TPG SPECIALTY LENDING, INC.

By: /s/ Michael Fishman

Name: Michael Fishman Title: CEO

SCHEDULE OF SUBSCRIBERS

(1)	(2)	(3)	(4)
Subscriber	Address and Facsimile Number	Number of Warrant Shares	Legal Representative’s Address and Facsimile Number
TPG Specialty Lending, Inc.	301 Commerce Street, Suite 3300 Fort Woth, Texas 76102 Attention: Legal and Compliance Department Facsimile: (415) 486-5954 E-mail: documents@tpg.com	3,810,146
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Frederic Ragucci, Esq. &
Robert Goldstein, Esq.
Facsimile: (212) 593-5955
Telephone: (212) 756-2000
Email: frederic.ragucci@srz.com
robert.goldstein@srz.com